EXHIBIT 4.3

No.

Shares

ORGANIZED UNDER THE LAWS OF THE STATE OF FLORIDA

FIXED RATE CUMULATIVE PERPETUAL

PREFERRED STOCK, SERIES C

CUSIP 33740N105

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIED THAT

Is the owner of

UNITED STATES DEPARTMENT OF THE TREASURY

FULLY PAID AND NON-ASSESSABLE SHARES OF FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES C

The shares represented by this Certificate are transferable only on the stock transfer books of the Company by the holder of the record hereof, or by such holder's duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Articles of Incorporation and Bylaws of the Company and any amendments thereto of which provisions the holder by acceptance hereof, assents. IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officers and the seal of the Company to be affixed hereunto.

DATED:

CHIEF EXECUTIVE OFFICER

PRESIDENT

This Document Contains Security Features See back For Details

© FASTKIT

The Company authorized to issue shares of common stack and preferred stock and series within the preferred stock The Company will furnish the shareholders on request and without charge a full statement of the designations, relative rights preferences and limitations applicable to each class, and the variations in rights. preferences and limitations determined for each series

The following abbreviations when used in the inscription on the face of this Certificate shall be constructed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	TEN ENT - as tenants by the entireties	JT TEN	- as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list

For value received, ___________________________________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

___________________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

_____________________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________shares of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

_____________________________________________________________________________________________________________________________Attorney

to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.

Dated _________________

Signature(s) Guaranteed	NOTICE THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

The signature(s) should be guaranteed by an eligible guarantor institution
(banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program).
Pursuant to S E C Rule 17 Ad-15.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS. DEPOSITS OR OTHER OBLIGATIONS OF THE BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY

THE SECURITIES REPRESENTED BY THIS INSTRUMENT NAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATIONS STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER. SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT. (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A. TO A PERSON IT REASON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE I 44A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A “QUALIFIED INSTITUTIONAL BUYER” TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE I44A (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND

THIS INSTRUMENT IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE ISSUER OF THE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS AN FILE WITH THE ISSUER THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WIH SAID AGREEMENT WILL BE VOID.

The security features listed below, exceed industry guidelines

• Optically dead • Bleach reactivity • Polar class solvent (approx, 30 solvents) reactivity - blue stain • Non-polar class solvent (approx, 35 solvents) reactivity blue / black stain • Acid reaction - pink stain • Base reaction - blue green stain • Invisible embedded fiber - fluoresces yellow • 2 visible embedded fibers - green and red • True paper machine watermark • True security level toner anchorage for laser printing • void pantograph background • High resolution border

Absence of these features may indicate alteration.